As filed with the Securities and Exchange Commission on December
4, 1996
                                                 Registration No. 333-
=================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                  GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                   95-4578632
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

              5548 Lindbergh Lane
                Bell, California                           90201-6410
      (Address of principal executive offices)             (Zip code)


                               -------------------

       GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.1996 STOCK OPTION PLAN
       GLOBAL ONE DISTRIBUTION & MERCHANDISING INC. REORGANIZATION STOCK
                             OPTION ASSUMPTION PLAN
                            (Full title of the plans)

                               -------------------

                                JOSEPH C. ANGARD
                      Chairman and Chief Executive Officer
                  Global One Distribution & Merchandising Inc.
                               5548 Lindbergh Lane
                           Bell, California 90201-6410
                     (Name and address of agent for service)

                                 (213) 980-4300
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                EILEEN LYON, ESQ.
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4123

CALCULATION OF REGISTRATION FEE
=================================================================
Title of           Amount            Proposed          Proposed    Amount of
Securities         to be             Maximum           Maximum     Registration
to be              Registered(1)     Offering          Aggregate   Fee
Registered                           Price             Offering
                                     Per Share         Price

Common
Stock
$0.01 par
value              3,678,886           (2)             $7,923,951   $2,401.20
=================================================================
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Global One Distribution &
Merchandising Inc. 1996 Stock Option Plan and the Global One
Distribution & Merchandising Inc. Reorganization Stock Option
Assumption Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon (i) the exercise price of 1,675,000 shares granted under the Stock Option Plan, (ii) 428,000 shares granted under the Assumption Plan, and
(iii) the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on December 2, 1996 for the 1,575,886 shares which have not been granted under the Stock Option Plan.
=================================================================

                                     PART II


               Information Required in the Registration Statement

          Global One Distribution & Merchandising Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 3,250,211 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Stock Option Plan (the "Option Plan"), 428,675 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's Reorganization Stock Option Assumption Plan (the "Assumption Plan") and such indeterminate number of shares as may become available under the Option Plan and the Assumption Plan as a result of the adjustment provisions thereof. Subject to adjustments to prevent dilution, the Option Plan provides for issuance of an aggregate of 1,949,121 shares of the Registrant's Common Stock pursuant to options granted under the Option Plan, such aggregate number of shares to be increased by one percent (1%) of the total issued and outstanding shares of the Registrant's Common Stock per year with respect to each calendar year beginning after January 1, 1996 for the duration of the Option Plan. The Company estimates that an aggregate of 1,301,090 additional shares will become available for issuance pursuant to the exercise of options granted under the Option Plan as a result of the Option Plan's provision for a yearly one percent (1%) increase.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

         (a) That certain Proxy Statement/Prospectus dated August 1, 1996 filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities
Act"), that contains audited financial statements for the Registrant's predecessors, OSP Publishing, Inc. and Kelly Russell
Studios, Inc.

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act, as declared effective by the Commission on August 1, 1996, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware permits the indemnification of directors, officers, employees and agents of the corporation under certain conditions and subject to certain limitations.

          Article Eleventh of the Registrant's Certificate of Incorporation provides that directors of the corporation shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware GCL"), as the same exists or may be amended in the future, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware GCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of the Registrant, in addition to the limitation provided for in Article Eleventh, shall be limited to the fullest extent permitted by the amended Delaware GCL. No amendment to or repeal of Article Eleventh shall apply to or have an effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          Article VIII of the Registrant's Bylaws provides, in pertinent part, that each person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the Delaware GCL or any other applicable laws. Article VIII also provides that, upon receipt of an undertaking by an indemnitee to repay such amounts should it ultimately be determined that the indemnitee is not entitled to be indemnified, the Registrant shall advance expenses incurred in defending or investigating a threatened or pending action, suit or proceeding. Article VIII also authorizes the Registrant to enter into one or more agreements with any person which provides for indemnification greater or different than that provided for in Article VIII.
Article VIII also authorizes the Registrant to purchase and maintain insurance on behalf of any person against such liability, whether or not the Registrant would have the power or the obligation to indemnify such person.

          The Registrant has entered into indemnification agreements with certain of its directors and executive officers which require the Registrant to indemnify such persons to the fullest extent permitted by applicable law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

         Exhibit
         Number            Description
         ------            -----------

         5.1               Opinion of Manatt, Phelps & Phillips, LLP
         23.1              Consent of Manatt, Phelps & Phillips, LLP (see
                           Exhibit 5.1)
         23.2              Consent of Deloitte & Touche LLP
         24.1              Power of Attorney (See page II-5)
         99.1              Global One Distribution & Merchandising Inc. 1996
                           Stock Option Plan
         99.2              Form of Incentive Stock Option Agreement
         99.3 Form of Non-Qualified Stock Option Agreement (Employee and Employee Director)
         99.4              Form of Non-Qualified Stock Option Agreement (Non-
                           Employee Director)
         99.5              Form of Non-Qualified Stock Option Agreement
                           (Consultants)
         99.6              Global One Distribution & Merchandising Inc.

                           Reorganization Stock Option Assumption Plan
         99.7 Form of [Incentive] [Non-Qualified] Stock Option Assumption Agreement

Item 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of this Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bell, State of California, on this 2nd day of December, 1996.

                                    GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.


                                    By /S/ JOSEPH C. ANGARD
                                    ------------------------------------
                                    Joseph C. Angard,
                                    Chairman and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph
C. Angard and Walter M. Lacher his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                               Date
---------                 -----                               ----

/S/ JOSEPH C. ANGARD      Chairman and Chief                  December 2, 1996
Joseph C. Angard          Executive Officer
                          (Principal Executive
                          Officer)

/S/ WALTER M. LACHER      Chief Financial                     December 2, 1996
Walter M. Lacher          Officer(Principal
                          Financial and
                          Accounting Officer)

/S/ MICHAEL A. MALM       Director                            December 2, 1996
Michael A. Malm

/S/ MARK S. HAUSER        Director                            December 2, 1996
Mark S. Hauser

/S/ EDWARD SACKS          Director                            December 2, 1996
Edward Sacks

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    EXHIBITS
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------


                  GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.

                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         ------            -----------

         5.1               Opinion of Manatt, Phelps & Phillips, LLP
         23.1              Consent of Manatt, Phelps & Phillips, LLP (see
                           Exhibit 5.1)
         23.2              Consent of Deloitte & Touche LLP
         24.1              Power of Attorney (See page II-5)
         99.1 Global One Distribution & Merchandising Inc. 1996 Stock Option Plan (1)
         99.2              Form of Incentive Stock Option Agreement (1)
         99.3 Form of Non-Qualified Stock Option Agreement (Employee and Employee Director) (1)
         99.4 Form of Non-Qualified Stock Option Agreement (Non-Employee Director) (1)
         99.5              Form of Non-Qualified Stock Option Agreement
                           (Consultants) (1)
         99.6              Global One Distribution & Merchandising Inc.
                           Reorganization Stock Option Assumption Plan (2)
         99.7 Form of [Incentive] [Non-Qualified] Stock Option Assumption Agreement


(1) Filed as an Exhibit to Registrant's Registration Statement on Form S-4 (Registration No. 333-4655) filed with the Commission on May 24, 1996 and incorporated herein by reference.

(2)      Filed as an Exhibit to Amendment No. 2 to Registrant's
Registration Statement on Form S-4 filed with the Commission on July 30, 1996 and incorporated herein by reference.

                                   EXHIBIT 5.1

                    Opinion of Manatt, Phelps & Phillips, LLP

                                  EXHIBIT 23.2


                    Consent of Independent Public Accountants

                                  EXHIBIT 99.7

                       Form of [Incentive] [Non-Qualified]
                        Stock Option Assumption Agreement